UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2017

Kiwa Bio-Tech Products Group Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	000-33167	77-0632186
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

310 N. Indian Hill Blvd., #702 Claremont, California	91711
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 715-5855

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2017, Yong Change Wu was removed as a director of the Company by the consent of the holders of a majority of the votes entitled to be cast on the matter and the approval of the majority of the directors of the Company. Immediately thereafter, the Board appointed Yong Lin Song as a director of the Company to be effective immediately. There was not any matter of dispute between the Company and Mr. Wu. The following is the biography of Mr. Song:

Yong Lin Song

Mr. Song is a senior agronomist at the Institute of Agricultural Resources and Regional Planning, Chinese Academy of Agricultural Sciences. He has 29 years of experience in microbial R&D and technology promotion and has led many national agricultural projects. In 2001, he was responsible for technological achievement transformation and technology promotion of Agricultural Resources and Regional Planning, Chinese Academy of Agricultural Sciences. In 2009, he served as deputy secretary general of the Chinese Society of Plant Nutrition and Fertilizer Science. Mr. Song joined Kiwa in March 2016 and is responsible for the Company’s Research and Development operations.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 8, 2017, pursuant to the consent of the holders of a majority of the votes entitled to be cast on the matter and the approval of the majority of the directors of the Company, the Company was converted from a Delaware corporation to a Nevada corporation by filing of Articles of Conversion and Articles of Incorporation in the State of Nevada and filing a Certificate of Dissolution in the State of Delaware. A copy of the Company’s new Articles of Incorporation is attached hereto as Exhibit 3(i). The authorized capital of the Company remained unchanged.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 8, 2017, pursuant to the consent of the holders of a majority of the votes entitled to be cast on the matter, the following actions were approved:

(1)	Reincorporation of the Company from Delaware to Nevada and

(2)	Approval of the Kiwa Bio-Tech Products Group Corporation 2016 Employee, Director and Consultant Stock Plan. A copy of the plan is attached hereto as Exhibit 4.1.

On March 13, 2017, pursuant to the consent of the holders of a majority of the votes entitled to be cast on the matter, Yong Change Wu was removed as a director of the Company by the consent of the holders of a majority of the votes entitled to be cast on the matter and the approval of the majority of the directors of the Company. Immediately thereafter, the Board appointed Yong Lin Song as a director of the Company to be effective immediately.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3(i)	Articles of Incorporation of Kiwa Bio-tech Products Group Corporation filed in the State of Nevada on March 8, 2017.

4.1	Kiwa Bio-Tech Products Group Corporation 2016 Employee, Director and Consultant Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2017

Kiwa Bio-Tech Products Group Corporation

By:	/s/ Yvonne Wang
Name:	Yvonne Wang
Title:	Chief Executive Officer